Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No.’s 333-118704, 333-102772, 333-75470, 333-64016, 333-48338, 333-48340, 333-41750, 333-37952, 333-33674, 333-94167, 333-87539, 333-73321, 333-60181, 333-60183, 333-60191, 333-56631, 333-42569, 333-42571, 333-30367, 333-08821, 333-08823, 333-08825, 33-88318, 33-82478, 33-98692, 33-64130, 33-64126, 33-64124 and 33-64128 on Form S-8 of Avid Technology, Inc. of our report dated November 21, 2002, relating to the consolidated financial statements of Midiman, Inc. and subsidiaries for the year ended January 31, 2002, appearing in this Current Report on Form 8-K of Avid Technology, Inc.

/s/ HINTON, KREDITOR & GRONROOS, LLP

August 31, 2004